Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this  Registration Statement No. 333-297601 on Form S-4 of our report dated July 21, 2026, relating to the financial statements of Remix Therapeutics, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Deloitte & Touche, LLP

Boston, Massachusetts

September 21, 2026